                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================


                           SCOVILL ACQUISITION INC.,

                                   as Issuer

                            SCOVILL HOLDINGS INC.,

                              as Parent Guarantor

                                      TO

                   UNITED STATES TRUST COMPANY OF NEW YORK,

                                  as Trustee

                             ____________________

                                   INDENTURE


                         Dated as of November 26, 1997

                             _____________________

                                 $100,000,000


                             11 1/4% Senior Notes

                                   due 2007


================================================================================

                           SCOVILL ACQUISITION INC.

              RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
             OF 1939 AND INDENTURE, DATED AS OF NOVEMBER 26, 1997

TRUST INDENTURE
 ACT SECTION                                            INDENTURE SECTION
(S) 310(a)(1)    ..................................     607(a)
       (a)(2)    ..................................     607(a)
       (b)       ..................................     608
(S) 313(c)       ..................................     702
(S) 314(a)       ..................................     703
       (a)(4)    ..................................    1008(a)
       (c)(1)    ..................................     102
       (c)(2)    ..................................     102
       (e)       ..................................     102
(S) 315(b)       ..................................     601
(S) 316(a)(last
       sentence) ..................................     101 ("Outstanding")
       (a)(1)(A) ..................................     502, 512
       (a)(1)(B) ..................................     513
       (b)       ..................................     508
       (c)       ..................................     104(d)
(S) 317(a)(1)    ..................................     503
       (a)(2)    ..................................     504
       (b)       ..................................    1003
(S) 318(a)       ..................................     111
       (c)       ..................................     111


__________________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                            PAGE
PARTIES..................................................................    1
RECITALS OF THE COMPANY..................................................    1

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 101.Definitions .......................................    2
     "Acquired Indebtedness".............................................    2
     "Act"...............................................................    3
     "Affiliate".........................................................    3
     "amend".............................................................    3
     "Asset Sale"........................................................    3
     "Attributable Indebtedness".........................................    4
     "Banks".............................................................    4
     "Basket"............................................................    4
     "Board of Directors"................................................    4
     "Board Resolution"..................................................    4
     "Business Day"......................................................    4
     "Capital Stock".....................................................    4
     "Capitalized Lease Obligations".....................................    5
     "Cash Equivalents"..................................................    5
     "Change of Control".................................................    5
     "Commission"........................................................    6
     "Common Stock"......................................................    6
     "Company"...........................................................    6
     "Company Request" or "Company Order"................................    6
     "Consolidated Amortization Expense".................................    6
     "Consolidated Depreciation Expense".................................    6
     "Consolidated Fixed Charge Coverage Ratio"..........................    7
     "Consolidated Income Tax Expense"...................................    8
     "Consolidated Interest Expense".....................................    8
     "Consolidated Net Income"...........................................    8
     "Consolidated Net Worth"............................................    9
     "Corporation".......................................................    9
     "Credit Agreement"..................................................    9
     "Currency Agreements"...............................................   10
     "Default"...........................................................   10
     "Defaulted Interest"................................................   10

____________________
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            PAGE
     "Depositary"........................................................   10
     "Disinterested Director"............................................   10
     "Disqualified Stock"................................................   10
     "EBITDA"............................................................   11
     "Event of Default"..................................................   11
     "Exchange Act"......................................................   11
     "Exchange Notes"....................................................   11
     "Exchange Offer"....................................................   11
     "Exchange Offer Registration Statement".............................   11
     "Fair Market Value".................................................   11
     "Federal Bankruptcy Code"...........................................   12
     "Fixed Charges".....................................................   12
     "Foreign Subsidiary"................................................   12
     "GAAP"..............................................................   12
     "Global Notes"......................................................   12
     "guarantee".........................................................   12
     "Guarantee".........................................................   12
     "Guarantor".........................................................   13
     "Hedging Obligations"...............................................   13
     "Holder"............................................................   13
     "incur".............................................................   13
     "Indebtedness"......................................................   13
     "Indenture".........................................................   14
     "Independent Financial Advisor".....................................   14
     "Initial Notes".....................................................   14
     "Initial Purchasers"................................................   14
     "Institutional Accredited Investor".................................   14
     "Interest Payment Date".............................................   14
     "Interest Rate Agreements"..........................................   14
     "Investments".......................................................   14
     "Issue Date"........................................................   15
     "Lien"..............................................................   15
     "Management Services Agreement".....................................   15
     "Maturity"..........................................................   15
     "Moody's"...........................................................   15
     "Net Available Proceeds"............................................   15
     "Non-Recourse Purchase Money Indebtedness"..........................   16
     "Non-U.S. Person"...................................................   16
     "Notes".............................................................   16
     "Note Register" and "Note Registrar"................................   16
     "Obligations".......................................................   16
     "Officers' Certificate".............................................   17
     "Offshore Global Notes".............................................   17
     "Offshore Physical Notes"...........................................   17
     "Offshore Notes Exchange Date"......................................   17
     "Opinion of Counsel"................................................   17
     "Outstanding".......................................................   17

                                                                            PAGE
     "Parent" or "Parent Guarantor"......................................   18
     "Paying Agent"......................................................   18
     "Payment Event of Default"..........................................   18
     "Payment Restriction"...............................................   18
     "Permanent Offshore Global Notes"...................................   18
     "Permitted Holders".................................................   19
     "Permitted Indebtedness"............................................   19
     "Permitted Investments".............................................   21
     "Permitted Liens" means:............................................   22
     "Permitted Transferees".............................................   24
     "Person"............................................................   24
     "Physical Notes"....................................................   24
     "Plan of Liquidation"...............................................   24
     "Predecessor Note"..................................................   24
     "Private Placement Legend"..........................................   24
     "Public Equity Offering"............................................   25
     "Purchase Money Indebtedness".......................................   25
     "QIB"...............................................................   25
     "Qualified Stock"...................................................   25
     "redeem"............................................................   25
     "Redemption Date"...................................................   25
     "Redemption Price"..................................................   25
     "refinance".........................................................   25
     "Refinancing Indebtedness"..........................................   25
     "Registration Rights Agreement".....................................   26
     "Registration Statement"............................................   26
     "Regular Record Date"...............................................   26
     "Related Assets"....................................................   26
     "Responsible Officer"...............................................   26
     "Restricted Investment".............................................   27
     "Restricted Payment"................................................   27
     "Restricted Subsidiary".............................................   27
     "S&P"...............................................................   27
     "Sale and Leaseback Transaction"....................................   27
     "Saratoga"..........................................................   27
     "Securities Act"....................................................   27
     "Shelf Registration Statement"......................................   28
     "Significant Subsidiary"............................................   28
     "Special Record Date"...............................................   28
     "Stated Maturity"...................................................   28
     "Subordinated Indebtedness".........................................   28
     "Subsidiary"........................................................   28
     "Subsidiary Guarantor"..............................................   28
     "Successor".........................................................   28
     "Temporary Offshore Global Notes"...................................   28
     "Trust Indenture Act" or "TIA"......................................   28
     "Trustee"...........................................................   28

                                                                            PAGE
        ...................................................................
     "Unrestricted Subsidiary"............................................. 29
     "U.S. Global Notes"................................................... 29
     "U.S. Physical Notes"................................................. 30
     "Vice President"...................................................... 30
     "Voting Stock"........................................................ 30
     "Weighted Average Life to Maturity"................................... 30
     "Wholly Owned Restricted Subsidiary".................................. 30

          SECTION 102. Compliance Certificates and Opinions................ 30
          SECTION 103. Form of Documents Delivered to Trustee.............. 31
          SECTION 104. Acts of Holders..................................... 32
          SECTION 105. Notices, etc., to Trustee, Company and Agent........ 33
          SECTION 106. Notice to Holders; Waiver........................... 34
          SECTION 107. Effect of Headings and Table of Contents............ 34
          SECTION 108. Successors and Assigns.............................. 34
          SECTION 109. Separability Clause................................. 34
          SECTION 110. Benefits of Indenture............................... 35
          SECTION 111. Governing Law....................................... 35
          SECTION 112. Legal Holidays...................................... 35
          SECTION 113. No Personal Liability of Directors, Officers,
                        Employees, Stockholders or Incorporators........... 35
          SECTION 114. Counterparts........................................ 35
          SECTION 115. Rules of Interpretation............................. 36
          SECTION 116. Ancillary Agreements................................ 36
          SECTION 117. Conflict with Trust Indenture Act................... 36

                                  ARTICLE TWO

                                  NOTE FORMS

          SECTION 201. Forms Generally..................................... 36
          SECTION 202. Restrictive Legends................................. 38

                                 ARTICLE THREE

                                   THE NOTES

          SECTION 301. Title and Terms..................................... 39
          SECTION 302. Denominations....................................... 40
          SECTION 303. Execution, Authentication, Delivery and Dating...... 40
          SECTION 304. Temporary Notes..................................... 42
          SECTION 305. Registration, Registration of Transfer and Exchange. 42
          SECTION 306. Mutilated, Destroyed, Lost and Stolen Notes......... 43
          SECTION 307. Payment of Interest; Interest Rights Preserved...... 44
          SECTION 308. Persons Deemed Owners............................... 46
          SECTION 309. Cancellation........................................ 46

                                                                            PAGE
          SECTION 310. Computation of Interest............................   46
          SECTION 311. Book-Entry Provisions for Global Notes.............   46
          SECTION 312. Transfer Provisions................................   48

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

          SECTION 401. Satisfaction and Discharge of Indenture............   51
          SECTION 402. Application of Trust Money.........................   53

                                 ARTICLE FIVE

                                   REMEDIES

          SECTION 501. Events of Default..................................   53
          SECTION 502. Acceleration of Maturity; Rescission
                      and Annulment.......................................   55
          SECTION 503. Collection of Indebtedness and Suits
                      for Enforcement by Trustee..........................   57
          SECTION 504. Trustee May File Proofs of Claim...................   57
          SECTION 505. Trustee May Enforce Claims Without
                      Possession of Notes.................................   58
          SECTION 506. Application of Money Collected.....................   59
          SECTION 507. Limitation on Suits................................   59
          SECTION 508. Unconditional Right of Holders to Receive
                      Principal, Premium and Liquidated Damages, if any,
                      and Interest........................................   60
          SECTION 509. Restoration of Rights and Remedies.................   60
          SECTION 510. Rights and Remedies Cumulative.....................   60
          SECTION 511. Delay or Omission Not Waiver.......................   61
          SECTION 512. Control by Holders.................................   61
          SECTION 513. Waiver of Past Defaults............................   61
          SECTION 514. Waiver of Stay or Extension Laws...................   62

                                  ARTICLE SIX

                                  THE TRUSTEE

          SECTION 601. Notice of Defaults.................................   62
          SECTION 602. Certain Rights of Trustee..........................   62
          SECTION 603. Trustee Not Responsible for Recitals or
                      Issuance of Notes...................................   64
          SECTION 604. May Hold Notes.....................................   64
          SECTION 605. Money Held in Trust................................   64
          SECTION 606. Compensation, Reimbursement........................   64
          SECTION 607. Corporate Trustee Required; Eligibility............   66
          SECTION 608. Resignation and Removal; Appointment of

                                      vi

                                                                            PAGE
                        Successor........................................   66
          SECTION 609. Acceptance of Appointment by Successor............   67
          SECTION 610. Merger, Conversion, Consolidation or Succession
                        to Business......................................   68

                                 ARTICLE SEVEN

               HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

          SECTION 701. Disclosure of Names and Addresses of Holders......   68
          SECTION 702. Reports by Trustee................................   68
          SECTION 703. Reports by Company................................   69

                                 ARTICLE EIGHT

                   MERGER, CONSOLIDATION AND SALE OF ASSETS

          SECTION 801. Company May Consolidate, etc., Only on Certain
                        Terms............................................   69
          SECTION 802. Successor Substituted.............................   71

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

          SECTION 901. Supplemental Indentures Without Consent of
                        Holders..........................................   71
          SECTION 902. Supplemental Indentures with Consent of Holders...   72
          SECTION 903. Execution of Supplemental Indentures..............   73
          SECTION 904. Effect of Supplemental Indentures.................   74
          SECTION 905. Conformity with Trust Indenture Act...............   74
          SECTION 906. Reference in Notes to Supplemental Indentures.....   74
          SECTION 907. Notice of Supplemental Indentures.................   74

                                  ARTICLE TEN

                                   COVENANTS

          SECTION 1001. Payment of Principal, Premium and Liquidated
                         Damages, if any, and Interest...................   74
          SECTION 1002. Maintenance of Office or Agency..................   75
          SECTION 1003. Money for Note Payments to Be Held in Trust......   75
          SECTION 1004. Corporate Existence..............................   77
          SECTION 1005. Payment of Taxes and Other Claims................   77
          SECTION 1006. Maintenance of Properties........................   77
          SECTION 1007. Insurance........................................   78
          SECTION 1008. Statement by Officers As to Default..............   78

                                                                            PAGE
          SECTION 1009. Limitations on Additional Indebtedness...........   78
          SECTION 1010. [INTENTIONALLY OMITTED...........................   79
          SECTION 1011. Limitations on Restricted Payments...............   79
          SECTION 1012. Limitations on Restrictions on Distributions
                         from Restricted Subsidiaries....................   80
          SECTION 1013. Limitations on Transactions with Affiliates......   81
          SECTION 1014. Limitations on Liens.............................   82
          SECTION 1015. Limitations on Asset Sales.......................   83
          SECTION 1016. Restrictions on Sale and Leaseback Transactions..   85
          SECTION 1017. Restrictions on Sale of Capital Stock of
                         Restricted Subsidiaries.........................   85
          SECTION 1018. Reports..........................................   85
          SECTION 1019. Purchase of Notes Upon Change of Control.........   85
          SECTION 1020. Waiver of Certain Covenants......................   87

                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

          SECTION 1101. Right of Redemption..............................   88
          SECTION 1102. Applicability of Article.........................   89
          SECTION 1103. Election to Redeem; Notice to Trustee............   89
          SECTION 1104. Selection by Trustee of Notes to Be Redeemed.....   89
          SECTION 1105. Notice of Redemption.............................   89
          SECTION 1106. Deposit of Redemption Price......................   90
          SECTION 1107. Notes Payable on Redemption Date.................   90
          SECTION 1108. Notes Redeemed in Part...........................   91

                                ARTICLE TWELVE

                                  GUARANTEES

          SECTION 1201. Unconditional Guarantee..........................   91
          SECTION 1202. Execution and Delivery of Guarantees.............   93
          SECTION 1203. Limitation on Merger or Consolidation............   94
          SECTION 1204. Release of Parent Guarantor and Subsidiary
                         Guarantors......................................   94
          SECTION 1205. Additional Subsidiary Guarantors.................   95
          SECTION 1206. Limitation on Parent Guarantor and Subsidiary
                         Guarantor's Liability...........................   96
          SECTION 1207. Contribution.....................................   96

                               ARTICLE THIRTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301. Company's Option to Effect Defeasance or

                                                                            PAGE
                         Covenant Defeasance.............................   97
          SECTION 1302. Defeasance and Discharge.........................   97
          SECTION 1303. Covenant Defeasance..............................   97
          SECTION 1304. Conditions to Defeasance or Covenant Defeasance..   98
          SECTION 1305. Deposited Money and U.S. Government Obligations
                         to Be Held in Trust; Other Miscellaneous
                         Provisions......................................   99
          SECTION 1306. Repayment to the Company or Subsidiary
                         Guarantors......................................  100
          SECTION 1307. Reinstatement....................................  101

                                                                            PAGE

                                   EXHIBITS

Exhibit A-1  Form of Note

Exhibit A-2  Form of Guarantee

Exhibit B    Form of Certificate to Be Delivered upon Termination of Restricted
             Period

Exhibit C-1  Form of Certificate to Be Delivered by Transferor in Connection
             with Transfers to Institutional Accredited Investors

Exhibit C-2  Form of Certificate to Be Delivered By Transferees in Connection
             with Transfers to Institutional Accredited Investors

Exhibit D    Form of Regulation S Certificate

          INDENTURE, dated as of November 26, 1997 between SCOVILL ACQUISITION INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1802 Scovill Drive, Clarkesville, Georgia 30523, SCOVILL HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Parent" or "Parent Guarantor" and, together with the Subsidiary Guarantors, the "Guarantors"), having its principal offices at 1802 Scovill Drive, Clarkesville, Georgia 30523, and the UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company duly organized and existing under the New York banking law, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of 11 1/4% Senior Notes due 2007 (the "Initial Notes") and its 11 1/4% Series B Senior Notes due 2007 (the "Exchange Notes", and together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

                           RECITALS OF THE GUARANTOR

          Parent Guarantor has duly authorized the execution and delivery of this Indenture and of its Guarantee under the terms set forth herein.

                            RECITALS OF THE TRUSTEE

          The Trustee has agreed to act as trustee under this Indenture on the terms and conditions set forth herein.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 101.  Definitions.
                        -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person or (b) assumed in connection with acquisitions of properties or assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any executive officer or director of any such specified Person or other Person. For the purposes of this definition, "control," when used with respect to any specified Person, includes the power to vote 10% or more of any class of voting securities of such Person or to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "amend" means amend, modify, supplement, restate or amend and restate, in whole or in part, including successively; and "amending" and "amended" have correlative meanings.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary or (b) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any of the following: (i) any transaction that is governed by, and made in accordance with, the provisions described in Article Eight hereof or that constitutes a "Change of Control"; (ii) any Restricted Payment or Restricted Investment permitted under Section 1011 hereof; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company or its Subsidiaries; (iv) any disposition of defaulted receivables for collection; (v) the granting of any Lien, or any foreclosure thereon, granted in compliance with the provisions described under Section 1014 hereof; (vi) the conversion of any operating lease to which attaching machinery of the Company or any of its Restricted Subsidiaries is subject to, or the sale of any such attaching machinery pursuant to, a Capitalized Lease Obligation; and (vii) any transfers that, but for this clause (vii), would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $100,000.

          "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable, whether or not accounted for as a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of rent" under any such lease for any such period shall mean the sum of rental and other payments required to be made with respect to such period by the lease thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments or similar charges. In the case of any lease that is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Banks" means the lenders from time to time who are parties to the Credit Agreement.

          "Basket" has the meaning set forth in Section 1011.

          "Board of Directors" of any Person means the Board of Directors of such Person (or comparable governing body) or any authorized committee thereof.

          "Board Resolution" means a duly adopted resolution of the Board of Directors of the Company.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership interests) of such Person.

          "Capitalized Lease Obligations" means, with respect to any Person, any obligation of that Person to pay lease payments, rent or other amounts under a lease of (or other similar agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this Indenture, the amount of that obligation at any date shall be the capitalized amount thereof at that date, as determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable obligations with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million; (iii) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

          "Change of Control" means the occurrence of any of the following: (i) the consummation of any transaction the result of which is (x) if such transaction occurs prior to the first sale of Voting Stock of the Company pursuant to a registration statement under the Securities Act that results in at least 20% of the then outstanding Voting Stock of the Company having been sold to the public, that Permitted Holders beneficially own Voting Stock representing less than, directly or indirectly, 51% of the voting power of the Voting Stock of the Company, and (y) if such transaction occurs thereafter, that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Permitted Holders) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the Voting Stock of the Company unless Permitted Holders beneficially own Voting Stock representing a greater percentage of the voting power of the Voting Stock of the Company, (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company, as the case may be, is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and the beneficial owners of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, Voting Stock representing not less than a majority of the voting power of the Voting Stock of the surviving or transferee corporation immediately after such transaction, (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by either (i) a vote of two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) a Permitted Holder) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, or (iv) the approval by the holders of Capital Stock of the Company of any plan or proposal for liquidation or dissolution of the Company.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Depreciation Expense" of any Person for any period means the depreciation expense of such Person and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" of any Person means, with respect to any determination date, the ratio of (x) EBITDA for such Person's four full fiscal quarters immediately preceding the determination date for which financial statements are available to (y) the aggregate Fixed Charges of such Person for such four fiscal quarters. In making such computations, (i) EBITDA and Fixed Charges shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Stock to be issued (and all other Indebtedness incurred or Disqualified Stock issued after the first day of such period of four full fiscal quarters referred to in Section 1009 hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such four quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four quarter period; (ii) the Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 1009 hereof and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (iii) the Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 1009 hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable four-quarter period the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Stock) of the Company within 30 days of such issuance and sale, Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

          "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and the Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, without duplication, with respect to any Person for any period, the sum of the interest expense on all Indebtedness of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing,
(iii) the net costs associated with Hedging Obligations, (iv) amortization of financing fees and expenses other than with respect to financing fees and expenses paid on or prior to the Issue Date, (v) the interest portion of any deferred payment obligations, (vi) amortization of debt discount or premium, if any, (vii) all other non-cash interest expense, (viii) capitalized interest,
(ix) all interest payable with respect to discontinued operations, and (x) all interest on any Indebtedness of any other Person guaranteed by such Person or any of its Restricted Subsidiaries.

          "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Restricted Subsidiaries in the form of cash dividends during such period (subject in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation in clause (iii) below); (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary (other than a Guarantor) of the referent Person or is merged into or consolidated with the referent Person or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary (other than a Guarantor) of the referent Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period; (iv) any gain (or loss), together with any related provisions for taxes on any such gain (or loss), realized during such period by the referent Person or any of its Restricted Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Restricted Subsidiaries or (b) any Asset Sale by the referent Person or any of its Restricted Subsidiaries; (v) any extraordinary gain (or loss), together with any related provision for taxes on any such extraordinary gain (or loss), realized by the referent Person or any of its Restricted Subsidiaries;
(vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and (vii) non-cash gains and losses due solely to fluctuations in currency values; and provided further that, subject to clause (iii) above, any gain referred to in clauses (iv) and (v) above that relates to a Restricted Investment and that is received in cash by the referent Person or one of its Restricted

Subsidiaries during such period shall be included in the consolidated net income of the referent Person.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Restricted Subsidiary of such Person.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036, Attn: Corporate Trust Administration, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at 770 Broadway, 13th Floor, New York, New York 10003, Attn: Corporate Trust Services.

          "Corporation" includes corporations, associations, companies and business trusts.

          "Credit Agreement" means that certain Credit Agreement dated as of November 26, 1997 by and among the Company, the guarantors party thereto, Swiss Bank Corporation and the other lenders party thereto, and all guarantees, notes, security agreements, pledge agreements and other instruments in connection therewith, as amended or refinanced from time to time, and/or one or more letters of credit issued by one or more lenders for the benefit of the Company and/or one or more of Parent and its Subsidiaries and in each case as amended or refinanced from time to time.

          "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

          "Default" means any event, act or condition that after notice or the passage of time or both would be an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means The Depository Trust Company, its nominees and successors or any replacement thereof.

          "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which a Board Resolution is required under the Indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital

Stock of the Company) in or with respect to such transaction or series of transactions.

          "Disqualified Stock" means any Capital Stock of such Person that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any of its Restricted Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the stated final maturity of the Notes; provided, however, that (i) any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, shall not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is exchangeable) upon the occurrence of an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of Section 1015 hereof or Section 1019 hereof and purchase of any Notes properly tendered pursuant to an offer to purchase required thereunder and not withdrawn.

          "EBITDA" means, with respect to any Person for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Income Tax Expense, (iii) Consolidated Amortization Expense, (iv) Consolidated Depreciation Expense, (v) Fixed Charges, (vi) prepayment or make-whole payments incurred in connection with the repayment of Indebtedness on the Issue Date, and (vii) all other non-cash items reducing Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) of such Person and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP (provided, however, that the amounts set forth in clauses
(ii) through (vii) shall be included without duplication and only to the extent such amounts actually reduced Consolidated Net Income), less the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increase Consolidated Net Income.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights

Agreement and this Indenture.

          "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, however, that if such value exceeds $1.0 million, such determination shall be made in good faith by the Board of Directors of the Company, whose determination shall be conclusive.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

          "Fixed Charges" means, with respect to any Person for any period, the sum of (a) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or a Restricted Subsidiary of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and that has no material operations or assets in the United States.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

          "Global Notes" has the meaning set forth in Section 201.

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

          "Guarantee" shall mean the guarantees of Parent Guarantor and Subsidiary Guarantors pursuant to Article Twelve hereof. When used as a verb, "Guarantee" shall have a corresponding meaning.

          "Guarantor" means Parent Guarantor and any Subsidiary Guarantor determined in accordance with Article Twelve hereof.

          "Hedging Obligations" of any person means the obligations of such person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" means a Person in whose name a Note is registered in the Note Register.

          "incur" means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation. Neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence.

          "Indebtedness" of any Person at any date means, without duplication:
(i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services; (v) the maximum fixed repurchase price of all Disqualified Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its Restricted Subsidiaries that is guaranteed by the Company or the Company's Restricted Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis; and (ix) to the extent not otherwise included in this definition, obligations under Hedging Obligations not entered into solely for the purpose of protecting the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates on or in connection with indebtedness of the Company or any of its Restricted Subsidiaries then outstanding. The amount of Indebtedness of any Person at any date shall be, without duplication, the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such

Disqualified Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is disinterested and independent with respect to the Company and its Affiliates and, in the reasonable judgment of the Company's Board of Directors, is qualified to perform the task for which it has been engaged.

          "Initial Notes" has the meaning specified in the recitals to this Indenture.

          "Initial Purchasers" means SBC Warburg Dillon Read Inc. and BT Alex. Brown Incorporated.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

          "Investments" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (b) Hedging Obligations, but only to the extent that the same constitute Permitted Indebtedness and (c) endorsements of negotiable instruments and documents in the ordinary course of business.

          "Issue Date" means November 26, 1997, the date the Notes are initially issued.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance

(including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person will be deemed to own subject to a Lien any property that the Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Management Services Agreement" means the Management Services Agreement to be entered into between Saratoga and/or its Affiliate, on the one hand, and Parent and/or one or more of its Subsidiaries, as such agreement may be amended from time to time in any manner; provided that after giving effect to such amendment the terms thereof are, in the aggregate, no less favorable to the Holders.

          "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed by or sold with recourse to the Company or any Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien thereon and (iv) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

          "Non-Recourse Purchase Money Indebtedness" means Indebtedness of the Company or any of its Restricted Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Restricted Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP, (d) to the extent that such Indebtedness is non-recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets other than the assets so purchased, and (e) to the extent the purchase of such assets is not part of an acquisition of any Person. Indebtedness will not be deemed recourse because there is recourse to the borrower, any guarantor or any other Person for (x) environmental warranties and indemnities, or (y) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

          "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

          "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to the Company or any Guarantor, the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

          "Officer's Certificate" means a certificate signed by the Chairman, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any Guarantor, and delivered to the Trustee.

          "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any Guarantor, and delivered to the Trustee.

          "Offshore Global Notes" has the meaning set forth in Section 201.

          "Offshore Physical Notes" has the meaning set forth in Section 201.

          "Offshore Notes Exchange Date" has the meaning set forth in Section
201.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or any Guarantor, including an employee of the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

          (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "Parent" or "Parent Guarantor" means Scovill Holdings Inc. or any Successor thereto.

          "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium and Liquidated Damages, if any) or interest on any Notes on behalf of the Company.

          "Payment Restriction", with respect to a Subsidiary of any Person, means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person or
(ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances or transfer of properties or assets.

          "Permanent Offshore Global Notes" has the meaning set forth in Section 201.

          "Permitted Holders" means (i) Saratoga (ii) David J. Barrett, Martin
A. Moore, Michael Baxley, John Champagne, Robert Feltz, and Frank A. Wright, and
(iii) Permitted Transferees of the foregoing.

          "Permitted Indebtedness" means any of the following:

          (i) Indebtedness of the Company and any Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the aggregate maximum then available to be drawn thereunder assuming compliance with all conditions to such drawing) not to exceed the greater of (a) $25 million or (b) the sum of 80% of the book value of accounts receivable and 60% of the book value of inventory of the Company and its Restricted Subsidiaries (as set forth on the latest available balance sheet), calculated on a consolidated basis and in accordance with GAAP;

          (ii) Indebtedness of the Company and any Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum then available to be drawn thereunder assuming compliance with all conditions to such drawing) not to exceed $28.0 million, less the aggregate amount of all Net Available Proceeds of Asset Sales applied to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to Section 1015 hereof;

          (iii) Indebtedness under the Notes, the Guarantees and this Indenture;

          (iv) all of the Indebtedness of the Company and its Restricted Subsidiaries not otherwise referred to in this definition that is outstanding on the Issue Date;

          (v) Indebtedness under Interest Rate Agreements, provided that (1) such Interest Rate Agreements are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1009 hereof, and (2) the notional principal amount of such Interest Rate Agreements does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

          (vi)    Indebtedness under Currency Hedge Agreements, provided that
     (a) such Currency Agreements are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1009 hereof or to the foreign currency cash flows reasonably expected to be generated or required by the Company and the Restricted Subsidiaries, (b) the notional principal amount of the Currency Agreements does not exceed the principal amount of that Indebtedness and the amount of those foreign currency cash flows to which such Currency Agreements relate and (c) such Currency Agreements are entered into for the purpose of limiting currency exchange rate risks in connection with Indebtedness permitted to be incurred under this Indenture or transactions entered into in the ordinary course of business;

          (vii) Indebtedness of the Company to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or to a Restricted Subsidiary; provided, however, that upon either (1) any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Restricted Subsidiary), the provisions of this clause (vii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the Consolidated Fixed Charge Coverage Ratio test set forth in
     Section 1009 at the time the Restricted Subsidiary in question ceased to be a Restricted Subsidiary or the time such transfer or other disposition occurred;

          (viii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company in the ordinary course of business, including guarantees or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

          (ix) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary;

          (x)     Refinancing Indebtedness;

          (xi) Indebtedness of Restricted Subsidiaries in an aggregate principal amount not to exceed $5 million at any time outstanding;

          (xii) Indebtedness incurred to finance the acquisition of (1) any Person principally engaged in the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date or any business reasonably related thereto that becomes a Restricted Subsidiary or (2) any Related Assets that constitute a line of business, company or other business entity, in an aggregate principal amount not to exceed $21.0 million at any time outstanding provided that such Person or Related Assets, after giving pro forma effect to such Indebtedness as if it had been incurred by such Person or Related Assets would have had a Fixed Charge Coverage Ratio of 2.0 to 1; provided that pro forma effect, to the extent permitted by Regulation S-X, pursuant to the Securities Act, may be given to cost savings and expense reductions in connection with such acquisition; and

          (xiii) other Indebtedness in an aggregate principal amount not to exceed $2 million at any time outstanding.

          "Permitted Investments" means any of the following:

          (i)     Investments in Cash Equivalents;

          (ii)    Investments in the Company or any of its Restricted
     Subsidiaries;

          (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Restricted Subsidiary;

          (iv)    Investments permitted under Section 1015 hereof;

          (v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits;

          (vi) Investments received upon foreclosure, perfection or enforcement of any Lien granted by, in the course of good faith settlement of claims against, or by reason of a composition or readjustment of debt or a reorganization of, any debtor of the Company or any of its Subsidiaries;

          (vii) endorsements for collection or deposit in the ordinary course of business of bank drafts and similar negotiable instruments received as payment for ordinary course of business trade receivables;

          (viii) Hedging Obligations permitted under clause (a) under Section 1009 hereof;

          (ix) loans or advances to employees or directors of the Company or any Restricted Subsidiary in the ordinary course of business;

          (x) guarantees of Indebtedness of the Company or any Restricted Subsidiary, which guarantees are permitted to be incurred under this Indenture;

          (xi) any Investment (x) to the extent that the consideration therefor consists of Qualified Stock or (y) out of the proceeds of a substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) of Qualified Stock (provided that such issuance and sale shall not increase the Basket); and

          (xii) Investments in an aggregate amount not to exceed $5.0 million at any time outstanding.

          "Permitted Liens" means:

          (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;

          (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, performance and return-of-money bonds and other obligations of a similar nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business;

          (v) easements, rights-of-way, municipal and zoning ordinances, restrictions and other similar charges or encumbrances that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) leases or subleases granted to others that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and do not materially affect the value of the property thereto;

          (vii) Liens securing Refinancing Indebtedness to the extent incurred to refinance Indebtedness that is secured by Liens and outstanding as of the Issue Date (after giving effect to the application of the proceeds of the offering of the Notes), provided that such Refinancing Indebtedness shall be secured solely by the assets (including improvements thereon) securing the outstanding Indebtedness being refinanced;

          (viii) Liens securing Indebtedness between the Company and its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

          (ix) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date (after giving effect to the application of the proceeds of the offering of the Notes);

          (x) Liens securing the Credit Agreement up to the amount of Indebtedness permitted to be incurred under clauses (i), (ii) and (xiii) of the definition of Permitted Indebtedness;

          (xi) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

          (xii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (xiii) Liens securing Indebtedness permitted to be incurred pursuant to clauses (xi) and (xii) of the definition of Permitted Indebtedness;

          (xiv) Liens securing Hedging Obligations entered into with lenders under the Credit Agreement;

          (xv)     Liens in favor of the Company or a Restricted Subsidiary;

          (xvi) Liens securing Purchase Money Indebtedness, provided, that such Liens extend only to the property being acquired and improvements thereon and such Lien is created within 90 days of the purchase of such property;

          (xvii) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture, provided that such Liens (x) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets so acquired and any improvements on such property or assets;

          (xviii) Liens securing obligations under the Indenture, the Notes or the Guarantees;

          (xix) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof); and

          (xx) Liens to secure Indebtedness incurred to refinance, in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (xv) - (xix), provided that in each of clauses (xvi), (xvii) and
     (xix) such Liens do not extend to any additional property or assets (other than improvements thereon).

          "Permitted Transferees" means, with respect to any Person, (x) in the case of any Person that is a natural person, (i) such individual's spouse, estate, lineal descendants, heirs, executors, legal representatives, administrators, (ii) any trust for the benefit of any of the foregoing, and (y) in the case of any Person that is not a natural person, any other Person controlled by such Person.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Physical Notes" has the meaning set forth in Section 201.

          "Plan of Liquidation", with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

          "Private Placement Legend" has the meaning set forth in Section 202.

          "Public Equity Offering" means an offer and sale of Qualified Stock of the Company or Parent for cash pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan); provided that any net proceeds to Parent are contributed in cash to the common equity of the Company.

          "Purchase Money Indebtedness" means Indebtedness incurred for the purpose of financing all or any part of the purchase price, or the cost of construction, of any property, plant or equipment to be used in the business of the Company and the Restricted Subsidiaries, provided that such Indebtedness shall not exceed 100% of the lower of cost or Fair Market Value (at the time of incurrence) of the property, plant or equipment so purchased or constructed.

          "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

          "Qualified Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

          "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

          "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "refinance" means refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness of the Company or a Restricted Subsidiary of the Company issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to refinance or constituting an amendment of, any Indebtedness pursuant to clause (ii) and (iii) of the definition of Permitted Indebtedness of the Company or any of its Restricted Subsidiaries or any Indebtedness incurred pursuant to the Fixed Charge Coverage Ratio test set forth in Section 1009 hereof in a principal amount not in excess of (a) the principal amount of the Indebtedness so refinanced plus (b) the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced and the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such refinancing by means of a tender offer, exchange offer or privately negotiated repurchase plus (c) the expenses of such issuer reasonably incurred in connection therewith (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that: (i) the Refinancing Indebtedness is the obligation of the same Person; (ii) in the case of any refinancing of Indebtedness (including the Notes) that is pari passu with or subordinated in right of payment to the Notes, then such Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being refinanced; (iii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refinanced or (b) after the maturity date of the Notes; (iv) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (v) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Indebtedness being repaid or amended is secured.

          "Registration Rights Agreement" means the Registration Rights Agreement relating to the Initial Notes dated as of the date hereof, among the Company, the Parent and the Initial Purchasers.

          "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Related Assets" means properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as conducted on the Issue Date or in businesses reasonably related thereto.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Investment", with respect to any Person, means (without duplication) any Investment by such Person other than a Permitted Investment, including, without limitation, the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

          "Restricted Payment", with respect to any Person, means: (i) the declaration of any dividend (other than a dividend declared or paid by a Restricted Subsidiary to the Company or a Restricted Subsidiary) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Qualified Stock of such Person shall not constitute a Restricted Payment); (ii) any payment on account of the redemption of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Qualified Stock); (iii) any Restricted Investment; or (iv) any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

          "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Restricted Subsidiaries of any property or asset of such Person or any of its Restricted Subsidiaries which has been or is being sold or transferred by such Person or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

          "Saratoga" means Saratoga Partners III, L.P.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to "10 percent" in such definition shall be changed to "2 percent".

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness of the Company or any Subsidiary that is subordinated in right of payment to the Notes or the Subsidiary Guarantees, respectively.

          "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of whose Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and
(ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the voting power of the Voting Stock of such entity, other than any such Person designated as an Unrestricted Subsidiary in accordance with the definition of Unrestricted Subsidiary.

          "Subsidiary Guarantor" means each Person who is required to become a Subsidiary Guarantor by the terms of this Indenture.

          "Successor" has the meaning set forth in Section 801.

          "Temporary Offshore Global Notes" has the meaning set forth in Section 201.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as
(a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary (other than in the form of an Investment therein in accordance with Section 1011 hereof; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, passage of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under Section 1011 hereof; and (d) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in
Section 1009 hereof. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if (i) immediately after giving effect to such designation on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and (ii) Indebtedness of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under the Indenture.

          "U.S. Global Notes" has the meaning set forth in Section 201.

          "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Physical Notes" has the meaning set forth in Section 201.

          "Vice President", when used with respect to the Company, any Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock", with respect to any specified Person, means any class or classes of Capital Stock of the specified Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of the specified Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

          "Weighted Average Life to Maturity", when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

          SECTION 102.  Compliance Certificates and Opinions.
                        ------------------------------------

          Upon any application or request by the Company or the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantors shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;


          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.  Form of Documents Delivered to Trustee.
                        --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104.  Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or any Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company or any Guarantor, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

          (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 105.  Notices, etc., to Trustee, Company and Agent.
                        --------------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder, by the Company or by any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration,

          (2) the Company by any Guarantor, by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company, or

          (3) any Guarantor by the Company, by the Trustee or by any Holder shall be sufficient for any purpose hereunder if made, given, furnished or delivered, in writing and mailed, first-class postage prepaid, to Parent addressed to it at its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Company and the Trustee by such Guarantor.

          SECTION 106.  Notice to Holders; Waiver.
                        -------------------------

          Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

          SECTION 107.  Effect of Headings and Table of Contents.
                        ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 108.  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 109.  Separability Clause.
                        -------------------

          In case any provision in this Indenture or in the Notes or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 110.  Benefits of Indenture.
                        ---------------------

          Nothing in this Indenture or in the Notes or any Guarantee, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 111.  Governing Law.
                        -------------

          This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the law of the State of New York. Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 112.  Legal Holidays.
                        --------------

          In any case where any Interest Payment Date, Redemption Date, or
Stated

Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium and Liquidated Damages, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

          SECTION 113.  No Personal Liability of Directors, Officers, Employees,
                        --------------------------------------------------------
Stockholders or Incorporators.
-----------------------------

          No director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or such Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 114.  Counterparts.
                        ------------

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 115.  Rules of Interpretation.
                        -----------------------

          Use of words "herein", "hereby", "hereunder", "hereof",
"hereinbefore", "hereinafter" and other equivalent words refer to this Indenture and not solely to the particular portion in which such word is used.

          SECTION 116.  Ancillary Agreements.
                        --------------------

          The Trustee is hereby authorized and directed to execute and deliver such agreements, notices, certificates and assignments as are necessary to implement the terms hereof, including but not limited to the letter of representations with the Depositary.

          SECTION 117.  Conflict with Trust Indenture Act.
                        ---------------------------------

          If this Indenture is qualified under the TIA and any provision hereof limits, qualifies or conflicts with any provision thereof which is required to be included in this Indenture by any of the provisions of the TIA, such required provision of the TIA shall control.

                                  ARTICLE TWO

                                  NOTE FORMS

          SECTION 201.  Forms Generally.
                        ---------------

          The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A-1 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A-1 shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A-1 (the "U.S. Global Notes"),
                                                         -----------------
registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in Exhibit A-1 (the "Temporary Offshore Global Notes"), registered in the name of the
          -------------------------------
nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following January 5, 1998 (the "Offshore Notes
                                                                  --------------
Exchange Date"), upon receipt by the Trustee and the Company of a certificate
-------------
substantially in the form of Exhibit B hereto, one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A-1 (the "Permanent Offshore Global Notes"; and together with the Temporary Offshore
 -------------------------------
Global Notes, the "Offshore Global Notes") duly executed by the Company and
                   ---------------------
authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Notes in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Notes transferred.

          Notes transferred in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1 (the "U.S. Physical Notes").
                                                         -------------------
Notes issued pursuant to Section 312 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A-1 (the "Offshore Physical
                                                              -----------------
Notes").
-----

          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes
                                        --------------
and the Offshore Global Notes are sometimes referred to herein as the "Global
                                                                       ------
Notes."
-----

          The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          SECTION 202.  Restrictive Legends.
                        -------------------

          Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Notes, Temporary Offshore Global Notes and each U.S. Physical Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

     THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT, AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT BUT ONLY IN THE CASE OF A TRANSFER THAT IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) IN THE BOOKS MAINTAINED BY THE NOTE REGISTRAR, AND SUBJECT TO THE RECEIPT BY THE NOTE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE

     SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

     Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

                                 ARTICLE THREE

                                   THE NOTES

          SECTION 301.  Title and Terms.
                        ---------------

          The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $100,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 311, 312, 906, 1015, 1019 or 1108.

          The Initial Notes shall be known and designated as the "11 1/4% Senior Notes due 2007" of the Company and the Exchange Notes shall be known and designated as the "11 1/4% Series B Senior Notes due 2007" of the Company. The Stated Maturity of the principal of the Notes shall be November 30, 2007 and they shall bear interest at the rate of 11 1/4% per annum, payable on May 30 and November 30 of each year, commencing on May

30, 1998, until the principal thereof is paid or duly provided for. Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid, from the Issue Date.

          The principal of (and premium and Liquidated Damages, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by wire transfer of immediately available funds or, in the case of Physical Notes only, by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

          The Notes shall be redeemable as provided in Article Eleven.

          SECTION 302.  Denominations.
                        -------------

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  Execution, Authentication, Delivery and Dating.
                        ----------------------------------------------

          The Notes shall be executed on behalf of the Company by its Chairman, its President, a Vice President, its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Initial Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $100,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and a Company Order for the authentication of such securities certifying that all conditions precedent to the issuance have been complied with (including the effectiveness of a registration statement related thereto). In each case, the Trustee shall be entitled to receive an Officer's Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of

Initial Notes or Exchange Notes is to be authenticated.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A-1 duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

          SECTION 304.  Temporary Notes.
                        ---------------

          Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1015, 1019 or 1108 not involving any transfer.

          The Note Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or
(ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.
                        -------------------------------------------

          If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, at any time on or after November 30, 2002 the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section 306 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 307.  Payment of Interest; Interest Rights Preserved.
                        ----------------------------------------------

          Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) in the case of Physical Notes only, mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to
Section 308, to the address of such Person as it appears in the Note Register or
(ii) by wire transfer in immediately available funds to an account located in the United States maintained by the payee.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 10 days and not less than 5 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
     Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
     (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 308.  Persons Deemed Owners.
                        ---------------------

          Prior to the due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium and Liquidated Damages, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall be affected by notice to the contrary.

          SECTION 309.  Cancellation.
                        ------------

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it.

          SECTION 310.  Computation of Interest.
                        -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 311.  Book-Entry Provisions for Global Notes.
                        --------------------------------------

          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 312 hereof. U.S. Physical Notes and Offshore Physical Notes shall be transferred to beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any such Global Note and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) upon the request of the beneficial owner in accordance with the rules and procedures of the Depositary and the provisions of Section 312 hereof or (iii) upon notice from the Company to the Trustee in writing requesting the issuance of Physical Notes in exchange for Global Notes. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (i) or (iii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the date which is two years following the date hereof, or such shorter period of time as permitted under Rule 144(k) under the Securities Act and except as otherwise provided in Section 312, bear the Private Placement Legend.

          SECTION 312.  Transfer Provisions.
                        -------------------

          Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors.  The following
         -------------------------------------------------------
provisions shall apply with respect to the registration of any proposed transfer of a Note to any

Institutional Accredited Investor which is not a QIB (excluding Non-U.S.
Persons):

          (i) The Note Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) (A) the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit C-1 hereto; and if required by paragraph (d) thereof an Opinion of Counsel to the effect set forth therein and (B) the proposed transferee has delivered to the Note Registrar a certificate substantially in the form of Exhibit C-2 hereto.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note or Offshore Global Note, upon receipt by the Note Registrar of the documents, if any, required by paragraph (i)(y) and instructions given in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note or Offshore Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note or Offshore Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be.

     (b) Transfers to QIBs.  The following provisions shall apply with respect
         -----------------
to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (x) U.S. Physical Notes, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account (or an account with respect to which it exercises sole investment discretion) and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Note Registrar of the documents referred to in clause (i)(x) and instructions given in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Note so transferred.

     (c) Transfers of Interests in the Temporary Offshore Global Note.  The
         ------------------------------------------------------------
following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Note:

          (i) The Note Registrar shall register the transfer of any Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, upon receipt by the Note Registrar of the documents referred to in clause (i)(x) above and instructions given in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global
     Note in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Note.

     (d) Transfers of Interests in the Permanent Offshore Global Note or
         ---------------------------------------------------------------
Offshore Physical Notes to U.S. Persons.  The following provisions shall apply
---------------------------------------
with respect to any transfer of interests in the Permanent Offshore Global Note or Offshore Physical Notes to U.S. Persons: The Note Registrar shall register the transfer of any such Note without requiring any additional certification.

     (e) Transfers to Non-U.S. Persons at Any Time.  The following provisions
         -----------------------------------------
shall apply with respect to any transfer of a Note to a Non-U.S. Person:

          (i) Prior to January 5, 1998, the Note Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (ii) On and after January 5, 1998, the Note Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Note Registrar of the documents, if any, required by paragraph (ii) and instructions in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

     (f) Private Placement Legend.  Upon the transfer, exchange or replacement
         ------------------------
of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 201 or paragraph (a)(i)(x) or (e)(ii) of this Section 312 exist or (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (g) General.  By its acceptance of any Note bearing the Private Placement
         -------
Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Note Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Note Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 311 or this Section 312. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401.  Satisfaction and Discharge of Indenture.
                        ---------------------------------------

          This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)  either

               (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money or U.S. Government Obligations have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
          1003) have been delivered to the Trustee for cancellation; or

               (b) all such Notes not theretofore delivered to the Trustee for cancellation

                    (i)    have become due and payable, or

                    (ii) will become due and payable at their Maturity within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium and Liquidated Damages, if any), interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  Application of Trust Money.
                        --------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501.  Events of Default.
                        -----------------

          "Event of Default", wherever used herein, means any one of the following events:

          (1) failure by the Company to pay interest on any of the Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) failure by the Company to pay principal of (or premium, if any,) any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon acceleration or otherwise; or

          (3) any default in the performance or breach by the Company or any Restricted Subsidiary of the provisions of Article Eight hereof or any failure of the Company to make or consummate either a Change of Control Offer or a Net Proceeds Offer in accordance with the provisions of Sections 1019 and 1015, respectively; or

          (4) default in the performance, or breach, of any covenant or agreement of the Company in this Indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in this Section 501) and continuance of such default or breach for a period of 30 days after notice of such default has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then Outstanding; or

          (5) there shall have occurred a default by the Company or any of its Subsidiaries to make any payment of principal on Indebtedness of the Company or any such Subsidiary at its stated final maturity after the expiration of any applicable grace period in an aggregate outstanding principal amount of $5.0 million or more;

          (6) there shall have occurred a default under any Indebtedness of the Company or any Subsidiary, whether such Indebtedness now exists or hereafter shall be created, if (A) such default results in the holder or holders of such Indebtedness causing the Indebtedness to become due prior to its stated final maturity and (B) the outstanding principal amount of such Indebtedness, together with the outstanding principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregate $5.0 million or more at any one time;

          (7) one or more final judgments or orders that exceed $5.0 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

          (8) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of the property of the Company and its Subsidiaries, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          (9) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of the property of the Company and its Subsidiaries, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

          (10) except as permitted hereunder or by the Guarantees, the cessation of the effectiveness of any Guarantee or the repudiation by any Guarantor (or by any Person acting on behalf of any Guarantor) of its obligations under its Guarantee.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.
                        --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in Sections 501(8) or 501(9) involving the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Notes Outstanding may declare the principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and upon any such declaration such principal amounts, premium and accrued interest thereon shall become immediately due and payable. If an Event of Default specified in Section 501(8) or 501(9) occurs, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Holders may not enforce the provisions of the Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then Outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of this Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium or interest on the Notes) if the Trustee determines that withholding such notice is in the Holders' interest.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,


               (A)  all overdue interest on all Outstanding Notes,

               (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company in an Officers' Certificate and Opinion of Counsel; and

          (3) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.
-------

          If an Event of Default specified in Section 501(1) or (2) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium and Liquidated Damages, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium and Liquidated Damages, if any) and interest owing and unpaid in respect of the Notes and to take such other actions, including participation as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other securities or other property payable or deliverable upon the conversion or exchange of the Notes or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.
                        ------------------------------------------------------

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.
                        ------------------------------

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium and Liquidated Damages, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     606;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium and Liquidated Damages, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium and Liquidated Damages, if any) and interest, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

          SECTION 507.  Limitation on Suits.
                        -------------------

          No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508.  Unconditional Right of Holders to Receive Principal,
                        ----------------------------------------------------
Premium and Liquidated Damages, if any, and Interest.
----------------------------------------------------

          Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in such Note of the principal of (and premium and Liquidated Damages, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.
                        ------------------

          The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  Waiver of Defaults.
                        ------------------

          The Holders of not less than a majority in aggregate principal amount of the Notes may waive any existing Default or Event of Default hereunder and its consequences, except a default

          (1) in respect of the payment of the principal of (or premium, if any) or interest on any Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 514.  Waiver of Stay or Extension Laws.
                        --------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

          SECTION 601.  Notice of Defaults.
                        ------------------

          Within 90 days after the occurrence of any Default hereunder and if such Default is known to a Responsible Officer of the Trustee, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium and Liquidated Damages, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until such Default has been continuing for at least 30 days.

          SECTION 602.  Certain Rights of Trustee.
                        -------------------------

          Subject to the provisions of TIA Sections 315(a) through 315(d):

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (9) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          In the event that an Event of Default has occurred and is continuing, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs.

          SECTION 603.  Trustee Not Responsible for Recitals or Issuance of
                        ---------------------------------------------------
Notes.
-----

          The recitals contained herein and in the Notes, except for the Trustees certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of such statements or of any other document used in connection with the sale of the Notes. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 604.  May Hold Notes.
                        --------------

          The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company and the Guarantors with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

          SECTION 605.  Money Held in Trust.
                        -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 606.  Compensation, Reimbursement and Indemnification.
                        -----------------------------------------------

          The Company and the Guarantors, jointly and severally, agree:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as may be separately agreed in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture against the Company (including Section 606) and of defending itself against any claim (whether asserted by any Holder , the Company or any Guarantor) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee agrees to notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The failure by the Trustee to so notify the Company may relieve the Company of its obligations hereunder to the extent such failure results in the loss or compromise of any rights or defenses of the Company. The Company may, at its option, defend the claim, in which case the Trustee agrees to cooperate in the defense. The Company will not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

          The obligations of the Company and the Guarantors under this Section 606 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company and the Guarantors, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium and Liquidated Damages, if any) or interest on particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(8) or (9), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section 606 shall survive the termination of this Indenture.

          SECTION 607.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $25,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 607, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

          SECTION 608.  Resignation and Removal; Appointment of Successor.
                        -------------------------------------------------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1)  the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 609.  Acceptance of Appointment by Successor.
                        --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

          SECTION 610.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business.
--------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                 ARTICLE SEVEN

                     HOLDERS LISTS AND REPORTS BY TRUSTEE


          SECTION 701.  Disclosure of Names and Addresses of Holders.
                        --------------------------------------------

          Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  Reports by Trustee.
                        ------------------

          Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).


                                 ARTICLE EIGHT

                   MERGER, CONSOLIDATION AND SALE OF ASSETS

          SECTION 801.  Company May Consolidate, etc., Only on Certain Terms.
                        ----------------------------------------------------

          The Company shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other corporation (other than a merger with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States) or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and this Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case:

          (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture;

          (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (a) above and the incurrence
     of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing;

          (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (1) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (2) the Company or the Successor, as the case may be, could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1009 hereof;

          (d) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its Guarantee confirmed that its Guarantee of the Notes shall apply to the obligations of the Company or the Successor under the Notes and the Indenture. For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction; and

          (e)  the Company or such Person shall have delivered to the Trustee
     (i) an Officers' Certificate stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with and (ii) if a supplemental indenture is required in connection with such transaction, an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by the Company or such Person and constitutes the legal, valid, binding and enforceable obligation of the the Company or such Person (subject to such customary exceptions concerning creditors' rights and equitable principles).

          SECTION 802.  Successor Substituted.
                        ---------------------

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 801, the surviving Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such surviving Person had been named as the Company herein; provided, however, that solely for purposes of computing the Basket described in subclause (iii) of the first paragraph of Section 1011 hereof, the Basket shall not be affected by the Consolidated Net Income or other attributes of the surviving Person prior to the effective time of the merger and any such surviving Person shall be deemed to have succeeded to and be substituted for the Company only with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such Successor of the covenants of the Company contained herein and in the Notes;

          (2) to reflect the release of any Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 1204 or to add as a Subsidiary Guarantor any Subsidiary of the Company pursuant to Section 1205 in the manner provided by this Indenture;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (4) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (5)  to add any additional Events of Default;

          (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

          (7) to cure any ambiguity, defect or inconsistency or to make any other change that does not adversely affect the interests of any Holders.

          After an amendment under this Section becomes effective, the Company shall mail to Holders of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 902.  Supplemental Indentures with Consent of Holders.
                        -----------------------------------------------

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of 75% of the aggregate principal amount of Notes affected thereby, amend, change or modify Section 1019 or the definitions related thereto; and that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby (which may include consent obtained in connection with a tender offer or exchange offer):

          (1)  extend the maturity of any Note;

          (2) affect the terms of any scheduled payment of interest on or principal of the Notes (including without limitation any redemption provisions (other than Sections 1015 or 1019 or the definitions related thereto));

          (3) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

          (4) modify any of the provisions of this Section or Sections 513 and 1019, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby or the rights of any Holder to receive payments of principal of or premium, if any or interest or Liquidated Damages, if any, on the Securities;

          (5) modify Article Twelve or any related definition in a manner adverse to the Holders; or

          (6)  release a Guarantee except pursuant to its terms.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.
                        ------------------------------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.
                        ---------------------------------

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be qualified under the TIA.

          SECTION 906.  Reference in Notes to Supplemental Indentures.
                        ---------------------------------------------

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of like tenor and in like principal amount.

          SECTION 907.  Notice of Supplemental Indentures.
                        ---------------------------------

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of such supplemental indenture.


                                  ARTICLE TEN

                                   COVENANTS

          SECTION 1001.  Payment of Principal, Premium and Liquidated Damages,
                         -----------------------------------------------------
if any, and Interest.
--------------------

          The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. A payment will be considered to be paid on the date it is due if the Trustee or Paying Agent holds on that date legal tender of the United States designated for and sufficient to pay the installment.

          SECTION 1002.  Maintenance of Office or Agency.
                         -------------------------------

          The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The

Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  Money for Note Payments to Be Held in Trust.
                         -------------------------------------------

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium and Liquidated Damages, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium and Liquidated Damages, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium and Liquidated Damages, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium and Liquidated Damages, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium and Liquidated Damages or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium and Liquidated Damages, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium and Liquidated Damages, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such

     Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium and Liquidated Damages, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium, Liquidated Damages or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Corporate Existence.
                         -------------------

          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any Subsidiary or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.  Payment of Taxes and Other Claims.
                         ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  Maintenance of Properties.
                         -------------------------

          The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is either (i) in the ordinary course of business or (ii) in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  Insurance.
                         ---------

          The Company will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties, unless, the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole.

          SECTION 1008.  Statement by Officers As to Default.
                         -----------------------------------

          (a) Each of the Company and any Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's or such Guarantor's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, the Company or such Guarantor shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an officers certificate specifying such Default and what action the Company is taking or proposes to take with respect thereto within five Business Days of its occurrence.

          SECTION 1009.  Limitations on Additional Indebtedness.
                         --------------------------------------

          (A) (i) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including without limitation Acquired Indebtedness) and (ii) the Company shall not permit any of its Restricted Subsidiaries (other than any Guarantor) to issue (except if issued to or owned beneficially and of record by the Company or any of its Restricted Subsidiaries) any Capital Stock having a preference in liquidation or with respect to the payment of dividends; provided that (a) the Company and its Restricted Subsidiaries may incur Permitted Indebtedness and (b) the Company or Scovill Fasteners may incur Indebtedness if, after giving effect thereto, the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through clause (b) of this covenant or by meeting the criteria of one or more of the types of Permitted Indebtedness pursuant to clause (a), the Company, in its sole discretion, (i) may classify such item of Indebtedness under and comply with either of such clauses (or any of such definitions), as applicable, (ii) may classify and divide such item of Indebtedness into more than one of such clauses (or definitions), as applicable, and (iii) may elect to comply with such clauses (or definitions), as applicable, in any order.

          (B) The Company will not, and will not permit any of its Subsidiaries that are Guarantors to, incur any Indebtedness that is expressly subordinated to any other

Indebtedness of the Company or such Subsidiary unless such Indebtedness by its terms is also expressly made subordinated to the Notes, in the case of the Company, or the Subsidiary Guarantees, in the case of a Subsidiary.

          SECTION 1010.  [INTENTIONALLY OMITTED]

          SECTION 1011.  Limitations on Restricted Payments.
                         ----------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment (except as permitted below) if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) the Company would be unable to incur an additional $1.00 of Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 1009 hereof; or

          (iii) the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after the Issue Date (other than any Restricted Payment permitted under clause (3)(a), (4) or (5) of the next paragraph), exceeds the sum (the "Basket") of (A) 50% of the Company's Consolidated Net Income (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus (B) the net cash proceeds from the issuance and sale (other than to a Restricted Subsidiary of the Company) after the Issue Date of Qualified Stock, plus (C) the net cash proceeds from the issuance or sale (other than to a Restricted Subsidiary of the Company) of Indebtedness or shares of Disqualified Stock after the Issue Date that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus (D) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, in whole or in part, the lesser of (x) the cash return of capital (including repayment in cash of Indebtedness, if applicable) with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (E) the amount of Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company in accordance with the definition of Unrestricted Subsidiary.

          The foregoing provisions will not prohibit, so long as (with respect to clauses (2) and (3) below) no Default or Event of Default shall have occurred and be continuing, (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the

Company) of any Qualified Stock of the Company; (3) the redemption of Subordinated Indebtedness (a) with the net proceeds from or incurrence of Permitted Refinancing Indebtedness or (b) in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Qualified Stock of the Company (other than (x) Capital Stock sold to a Restricted Subsidiary of the Company and (y) Capital Stock purchased with the proceeds of loans from the Company or any of its Restricted Subsidiaries), (4) the redemption of any Capital Stock of the Company or of Parent, or dividends to Parent in any amount sufficient to and for the purpose of redeeming Capital Stock of Parent, held by any present or former employee or director of the Company or any of its Restricted Subsidiaries (or the estate or a trust for the benefit of any such Person) in an aggregate amount not to exceed $1.5 million in any fiscal year (provided that any unused amounts may be carried over to the immediately subsequent fiscal year but not beyond such fiscal year), (5) dividends to Parent in an amount sufficient for Parent to pay its legal, accounting and other operating expenses incurred in the ordinary course of business, but not to exceed $200,000 in the aggregate in any fiscal year and (6) the payment in an amount not to exceed $600,000 per year of dividends to Parent in an amount sufficient to and for the purpose of paying fees to Saratoga or its Affiliates pursuant to the Management Services Agreement.

          The amounts referred to in clauses (1), (2), (3)(b) and (6) shall be included as Restricted Payments in any computation made pursuant to clause (iii) above.

          SECTION 1012.  Limitations on Restrictions on Distributions from
                         -------------------------------------------------
Restricted Subsidiaries.
-----------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries, except for any such Payment Restriction existing under or by reason of (a) applicable law, (b) customary non-assignment or net worth provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices, (c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired, (d) customary restrictions imposed on the transfer of copyrighted or patented materials, (e) the entering into of a contract for the sale or other disposition of assets, directly or indirectly, so long as such restrictions do not extend to assets that are not subject to such sale or other disposition, (f) the terms of any agreement evidencing any Indebtedness of Restricted Subsidiaries that was permitted by the Indenture to be incurred that only restricts the transfer of the assets purchased with the proceeds of such Indebtedness, (g) the terms of the Credit Agreement in effect on the Issue Date or any similar Payment Restriction under the Credit Agreement or any similar bank credit facility, provided that such similar Payment Restriction, taken as a whole, is not materially more restrictive than the Payment Restriction in effect on the Issue Date under the Credit Agreement, (h) the terms of any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture, provided that such Payment Restriction only applies to assets that were subject to such restriction and encumbrances prior to the acquisition of such assets by the Company or its Restricted Subsidiaries, (i) contracts of a Restricted Subsidiary in effect prior to such Person becoming a Restricted Subsidiary and not entered into in contemplation thereof, so long as such restriction applies only to such Restricted Subsidiary or its assets, (j) restrictions on transfer of property or assets pursuant to any Lien permitted under the Indenture, (k) the terms of any agreement in effect on the Issue

Date as such Payment Restriction is in effect on the Issue Date or as thereafter amended; provided that such Payment Restriction is no more restrictive, (1) the Indenture, the Notes or the Guarantees, and (m) Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, more restrictive than those under the agreement creating or evidencing the Indebtedness being refinanced.

          SECTION 1013.  Limitations on Transactions with Affiliates.
                         -------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of their respective Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Disinterested Directors approving such Affiliate Transaction or states that there are no Disinterested Directors, in which case an opinion, as described in clause (b), shall be required and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $5.0 million, the certificates described in the preceding clause (a) and an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor; provided, however, that the following shall not be deemed to be Affiliate Transactions:
(i) transactions exclusively between or among (1) the Company and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Company (other than any Person that is such an Affiliate solely because of the control of such Person by the Company) owns Capital Stock of any such Restricted Subsidiary; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan; (iii) reasonable director, officer and employee compensation and other benefit, and indemnification, arrangements approved by the Board of Directors; (iv) transactions permitted by
Section 1011 hereof; (v) the existence of, or the performance by the Company or any Restricted Subsidiary under, the Management Services Agreement with respect to fees of up to $600,000 per year and any other agreement in effect on the Issue Date, as such agreement is in effect on the Issue Date or as amended thereafter in any manner no less favorable to the Holders; (vi) prepaid expenses and loans or advances to employees or directors of the Company or any of its Subsidiaries in the ordinary course of business; (vii) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof; (viii) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are or could be part of a consolidated group for tax purposes, on the other hand, which payments by the Company and its Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis; and
(ix) the issuance and sale by the Company to its Affiliates of Qualified Stock.

          SECTION 1014.  Limitations on Liens.
                         --------------------

          The Company will not incur, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or on any income, profits or proceeds therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens, unless prior thereto or simultaneously therewith the Notes are equally and ratably secured; provided that if such Indebtedness is Subordinated Indebtedness the Lien securing such Indebtedness shall be expressly subordinated and junior to the Lien securing the Notes.

          SECTION 1015.  Limitations on Asset Sales.
                         --------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold, (ii) at least 80% of the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of (A) cash or Cash Equivalents, (B) the assumption of Indebtedness (other than Subordinated Indebtedness) of the Company or any Guarantor or Indebtedness of any non-Guarantor Restricted Subsidiary, (C) Related Assets or (D) any combination of the foregoing clauses (A), (B) and (C).

          (b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or any Restricted Subsidiary may either, no later than 270 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under the Credit Agreement (including by providing cash collateral) or any other Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary; provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid or (ii) invest all or any part of the Net Available Proceeds thereof in Related Assets. Pending final disposition of Net Available Proceeds, amounts may be used to repay any amounts outstanding under the Credit Agreement. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds".

          (c) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 15 business days, make an offer to purchase (a "Net Proceeds Offer") from all Holders of Notes the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased (the "Payment Amount") out of the amount of such Excess Proceeds. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price").

          (d)  The Company shall, within the time period provided in paragraph
(c) above, notify the Trustee in writing of any Net Proceeds Offer and shall give written notice of such Net Proceeds Offer to each Holder of Notes in the manner provided in
Section 106 stating:

          (1) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered;

          (2) the date of purchase of Notes pursuant to the Net Proceeds Offer (the "Asset Sale Purchase Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations;

          (3) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (4) that, unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Asset Sale Purchase Date; and

          (5) the instructions a Holder must follow to accept an Net Proceeds Offer or to withdraw such acceptance in accordance with paragraph (e) of this Section.

          (e) Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Note surrendered.

          To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 1011 hereof. If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Net Proceeds Offer, the amount of Excess Proceeds remaining shall be zero.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

          SECTION 1016.  Restrictions on Sale and Leaseback Transactions.
                         ------------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any Sale and Leaseback Transaction unless: (i) the Company or such Subsidiary would be entitled, under Section 1009 hereof, to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback; (ii) such Sale and Leaseback Transaction would not result in a violation of Section 1014 hereof; and (iii) the Net Available Proceeds from any such Sale and Leaseback Transaction are applied in a manner consistent with the provisions of Section 1015 hereof.

          SECTION 1017.  Restrictions on Sale of Capital Stock of Restricted
                         ---------------------------------------------------
Subsidiaries.
------------

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly sell or otherwise dispose of any of the Capital Stock of any Restricted Subsidiary unless: (i) (a) the Restricted Subsidiary shall remain a Restricted Subsidiary, or (b) all of the Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of or any Capital Stock of such Restricted Subsidiary retained by the Company or its Restricted Subsidiaries is treated as an Investment and complies with the provisions described under Section 1011 hereof, and (ii) the Net Available Proceeds from any such sale or disposition are applied in a manner consistent with the provisions described under Section 1015 hereof.

          SECTION 1018.  Reports.
                         -------

          Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company and the Guarantors will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish to the Holders of Notes all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. The Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and beneficial holders of Notes and to prospective purchasers of Notes designated by the Holders of Transfer Restricted Notes and to broker-dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          SECTION 1019.  Purchase of Notes Upon Change of Control.
                         ----------------------------------------

          (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Notes, in whole or in part, from the Holders of such Notes in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b),
(c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn.

          (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below) or for such longer period as required by law.

          (c) Not later than the 30th day following any Change of Control, the Company shall give to the Trustee in the manner provided in Section 105 hereof, who shall mail at the Company's expense to each Holders of Notes, a copy of the Change of Control Offer, which shall state, among other things, the procedures that Holders must follow to accept the Change of Control Offer and stating:

          (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, or portion thereof, at the Change of Control Purchase Price;

          (2) any information regarding such Change of Control required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder;

          (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date of such notice is mailed;

          (4) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

          (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this
     Section 1019, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (6) the instructions a Holder must follow in order to have his Notes repurchased in accordance with paragraph (d) of this Section.

          (d) Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Physical Notes) and principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes of like tenor and equal in principal amount to the unpurchased portion for the Notes surrendered.

          On or prior to 10:00 A.M., New York City time, on the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portion thereof validly tendered (and not withdrawn) pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Notes so tendered payment in an amount equal to the Change of Control Purchase Price for the Notes, and the Company shall execute and, upon Company Order, the Trustee shall authenticate and mail or make available for delivery to such Holders a new Note of like tenor and equal in principal amount to any unpurchased portion of the Note which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 1019, the Trustee will act as the Paying Agent.

          (e) The Company's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

          (f) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described in this Section 1019.

          SECTION 1020.  Waiver of Certain Covenants.
                         ---------------------------

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007 through 1018, inclusive, if before or after the time for such compliance (including after the occurrence and during the existence of a Default or an Event of Default) the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance (including in connection with a tender offer or exchange offer) in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

          SECTION 1101.  Right of Redemption.
                         -------------------

          The Notes may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after November 30, 2002, at the Redemption Prices (expressed as percentages of principal amount) set forth below, if redeemed during the twelve-month period beginning on November 30 of the year indicated below:

                                                            Optional

                                                 Redemption
     Year                                           Price
     ----                                        ----------
     2002......................................    105.625%
     2003......................................    103.750%
     2004......................................    101.875%
     2005 and thereafter.......................    100.000%

together in the case of any such redemption with accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), all as provided herein.

          Notwithstanding the foregoing, at any time on or prior to November 30, 2000, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued from the net cash proceeds of one or more Public Equity Offerings, at a redemption price equal to 111.25% of the principal amount thereof, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the Redemption Date, provided that notice of such redemption is given to the Holders of Notes pursuant to Section 106 hereof within 60 days after any such Public Equity Offering closes.

          SECTION 1102.  Applicability of Article.
                         ------------------------

          Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1103.  Election to Redeem; Notice to Trustee.
                         -------------------------------------

          The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

          SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.
                         --------------------------------------------

          If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 1105.  Notice of Redemption.
                         --------------------

          Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest and Liquidated Damages, if any, to the Redemption Date payable as provided in
     Section 1107, if any,

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section
     1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1106.  Deposit of Redemption Price.
                         ---------------------------

          Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1107.  Notes Payable on Redemption Date.
                         --------------------------------

          Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium and Liquidated Damages, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 1108.  Notes Redeemed in Part.
                         ----------------------

          Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                ARTICLE TWELVE

                                  GUARANTEES

          SECTION 1201.  Unconditional Guarantee.
                         -----------------------

          Each of Parent Guarantor and any Subsidiary Guarantor hereby jointly and severally unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the full and punctual payment of the principal of (and premium and Liquidated Damages, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Company punctually to make any such payment, each of Parent Guarantor and any Subsidiary Guarantor hereby jointly and severally agrees to pay or cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

          Each of Parent Guarantor and any Subsidiary Guarantor hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same, any exchange, or any release or amendment or waiver of any term of any Guarantee of all or any of the Notes, or any consent to departure from any requirement of any Guarantee of all or any of the Notes, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Federal Bankruptcy Code, or the application of Section 1111(b)(2) of the Federal Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code, the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes (including, without limitation, any interest, Liquidated Damages or premium thereon), any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of this Indenture or with respect to the provisions of this Article Twelve as they apply to Parent Guarantor or any Subsidiary Guarantor, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the guarantor. Each of Parent Guarantor and any Subsidiary Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in such Guarantee. Each of Parent Guarantor and any Subsidiary Guarantor hereby agrees that, in the event of a default in payment of principal (or premium or Liquidated Damages, if any) or interest on such Note, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against Parent Guarantor or any Subsidiary Guarantor to enforce its Guarantee without first proceeding against the Company. Each of Parent Guarantor and any Subsidiary Guarantor agrees if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, to pay to the Trustee for the account of the Holders, upon demand thereof, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          Each of Parent Guarantor and any Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Notes against the Company in respect of any amounts paid by Parent Guarantor or any Subsidiary Guarantor on account of such Notes pursuant to the provisions of its Guarantee of this Indenture; provided, however, that neither Parent Guarantor nor any Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium and Liquidated Damages, if any) and interest on all Notes issued hereunder shall have been paid in full.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by an obligee on the Notes whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance has not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, restored or returned.

          Parent Guarantor and the Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor (including Parent Guarantor, as the case may be) so long as the exercise of such right does not impair the rights of the Holders under Guarantees or under this Article Twelve in accordance with Section 1207.

          Rights of Holders to payment in full under the Notes pursuant to such Guarantees shall pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of such Guarantor and senior to all existing and future Subordinated Indebtedness of such Guarantor.

          SECTION 1202.  Execution and Delivery of Guarantees.
                         ------------------------------------

          The Guarantee to be endorsed on the Notes is set forth in Exhibit A-2. Each Guarantor hereby agrees to execute its Guarantee, in a form established pursuant to Exhibit A-2, to be endorsed on each Note authenticated and delivered by the Trustee.

          The Guarantee shall be executed on behalf of each respective Guarantor by any Officer of such Guarantor. The signature of any Officer on the Guarantee may be manual or facsimile.

          A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Note on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Guarantors. Each of the Guarantors hereby jointly and severally agrees that its Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Note.

          SECTION 1203.  Limitation on Merger or Consolidation.
                         -------------------------------------

          No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all of the obligations of such Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Notes and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) immediately after giving effect to such transaction, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio set forth in Section 1009.

          The foregoing provisions shall not prohibit any consolidation or merger of one or more Guarantors with or into the Company or into another Guarantor.

          SECTION 1204.  Release of Parent Guarantor and Subsidiary Guarantors.
                         -----------------------------------------------------

          (a) Concurrently with any consolidation or merger of a Guarantor as permitted by Section 1203 hereof, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with
Section 1203 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantees endorsed on the Notes and under this Article Twelve. Any Guarantor not released from its obligations under its Guarantees endorsed on the Notes and under this Article Twelve shall remain liable for the full amount of principal of (and premium and Liquidated Damages, if any) and interest on the Notes and for the other obligations of any Guarantor under its Guarantees endorsed on the Notes and under this Article Twelve.

          (b)  Concurrently with the legal defeasance of the Notes under
Section 1302 hereof or the covenant defeasance of the Notes under Section 1303 hereof, the Guarantors shall be released from all of their obligations under their Guarantees endorsed on the Notes and under this Article Twelve.

          (c) Upon the sale or disposition (by merger or otherwise) of any Subsidiary Guarantor by the Company or any Restricted Subsidiary of the Company to any entity that is not a Restricted Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, including, without limitation, Section 1015 and Section 1019 of this Indenture, such Subsidiary Guarantor shall automatically be released from all obligations under its Subsidiary Guarantees endorsed on the Notes and under this Article Twelve.

          (d) Upon the designation by the Company of a Subsidiary Guarantor from Restricted Subsidiary to an Unrestricted Subsidiary in compliance with the provisions of this Indenture, such Subsidiary may, at its option, cease to be a Subsidiary Guarantor by notice to the Trustee. Upon such notice, such Subsidiary shall be released from all of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantees endorsed on the Notes and under this Article Twelve, which release shall be evidenced by a supplemental indenture executed by the Company, the Subsidiary Guarantors and the Trustee.

          SECTION 1205.  Additional Subsidiary Guarantors.
                         --------------------------------

          The Company may cause any Subsidiary to become a Subsidiary Guarantor with respect to the Notes. If the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary (other than any Foreign Subsidiary) or contribute property or assets to any existing Subsidiary, then such Subsidiary shall be required to execute a Subsidiary Guarantee, in accordance with the terms of this Indenture, unless it has been designated as an Unrestricted Subsidiary; provided that no such Guarantee by such Subsidiary shall be required so long as (x) the Consolidated Net Income for the four fiscal quarter periods immediately preceding the date of acquisition or creation of, or contribution to, such Subsidiary for which financial statements are available and net assets at the end of such period of such Subsidiary do not exceed 3% of the Consolidated Net Income for such period and net assets at such date, respectively, of the Company and its Restricted Subsidiaries and (y) the combined Consolidated Net Income for such period and the net assets at such date of all Restricted Subsidiaries (other than Guarantors and Foreign Subsidiaries) does not exceed 5% of the Consolidated Net Income for such period and the net assets at such date, respectively, of the Company and its Restricted Subsidiaries. Any such Subsidiary shall become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to, and executed by, the Trustee and executed by the Company, which subjects such Subsidiary to the provisions of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Subsidiary and constitutes the legal, valid, binding and enforceable obligation of such Subsidiary (subject to such customary exceptions concerning creditors' rights and equitable principles).

          SECTION 1206.  Limitation on Parent Guarantor and Subsidiary
                         ---------------------------------------------
Guarantor's Liability.
---------------------

          Each of Parent Guarantor and any Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by each of Parent Guarantor and such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantors hereby irrevocably agree that the obligations of such Guarantors under their Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Guarantor and after giving effect to any collection from or payments made by or on behalf of any Guarantor in respect of the obligations of such Guarantor under its Guarantee or pursuant to Section 1207, result in the obligations of such Guarantor under its Guarantee not constituting such a fraudulent transfer or conveyance.

          SECTION 1207.  Contribution.
                         ------------

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, and so long as the exercise of such right does not impair the rights of the Holders under the Guarantees or under this Article Twelve, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 1206, for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to its Guarantee.


                               ARTICLE THIRTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301.  Company's Option to Effect Defeasance or Covenant
                         -------------------------------------------------
Defeasance.
----------

          The Company may, at its option by Board Resolution and at any time, with respect to the Notes, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

          SECTION 1302.  Defeasance and Discharge.
                         ------------------------

          Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company and the Guarantors shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and the Guarantors to have been discharged from their guarantees, except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) the provisions under this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

          SECTION 1303.  Covenant Defeasance.
                         -------------------

          Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801(c) and in Sections 1004 through 1007 and 1009 through 1019 shall not apply with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3) and (4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1304.  Conditions to Defeasance or Covenant Defeasance.
                         -----------------------------------------------

          The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in United States dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium and Liquidated Damages, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium and Liquidated Damages, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with
     Section 1103 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

          (2) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (8) and (9) of Section 501 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound.

          (4) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (in the case of legal defeasance, such Opinion of Counsel must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws).

          (5) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

          (6) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act.

          (7) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Outstanding Notes over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

          SECTION 1305.  Deposited Money and U.S. Government Obligations to Be
                         -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium and Liquidated Damages, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or

U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1306.  Repayment to the Company or Subsidiary Guarantors.
                         -------------------------------------------------

          Subject to Sections 401, 606, 1301, 1302 and 1303, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to each Guarantor, upon receipt by the Trustee of the Company's request accompanied by an Officers' Certificate, any excess money, determined in accordance with the provisions of Sections 1302 and 1303, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, interest, premium (if any), and Liquidated Damages (if any) that remains unclaimed for two years after payment to the Holders is required; provided however, that the Trustee and the Paying Agent, before being
          -------- -------
required to make any payment, may, but need not, cause to be published at the Company's expense once in a newspaper of general circulation in The City of New York, or mail to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of the publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company or the Guarantor. After payment to the Company or the Guarantor, Holders entitled to money must look solely to the Company for payment, as general creditors, unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to the money shall cease thereon.

          SECTION 1307.  Reinstatement.
                         -------------

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1305; provided, however, that if the Company makes any payment of principal of (or premium and Liquidated Damages, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

          This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                        SCOVILL ACQUISITION INC.


                                        By_________________________________
                                          Title:



                                        SCOVILL HOLDINGS INC.


                                        By_________________________________
                                          Title:



                                        UNITED STATES TRUST COMPANY
                                             OF NEW YORK


                                        By_________________________________
                                          Title:

                                                                     Exhibit A-1
                                                                     -----------

                                 FACE OF NOTE

                           SCOVILL ACQUISITION INC.

                         11 1/4% Senior Note due 2007



                                    [CUSIP] [CINS]  ________  __________________

No. _______                                         $_______  __________________

          SCOVILL ACQUISITION INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of ____________________________________ Dollars ($___________), on
November 30, 2007.

         Interest Payment Dates:    May 30 and November 30 of each year,
         commencing May 30, 1998.

         Regular Record Dates:      May 15 and November 15 of each year.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                     A1-2

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.


                                        SCOVILL ACQUISITION INC.


                                        By: ____________________________
                                            Title:


               (Form of Trustee's Certificate of Authentication)


This is one of the 11 1/4% Senior Notes due 2007 described in the within-mentioned Indenture.


Date: ______________                 UNITED STATES TRUST COMPANY
                                     OF NEW YORK,
                                     as Trustee



                                    By: ________________________________
                                       Authorized Signatory

                                     A1-3

                             REVERSE SIDE OF NOTE

                           SCOVILL ACQUISITION INC.

                         11 1/4% Senior Note due 2007


1.   Principal and Interest.
     ----------------------

          The Company will pay the principal of this Note on November 30, 2007.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 11 1/4% per annum.

          Interest will be payable semiannually (to the Holders of record of the Notes (or any predecessor Notes) at the close of business on the May 15 and November 15 immediately preceding the Interest Payment Date, on each Interest Payment Date, commencing May 30, 1998.

          The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 26, 1997, between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement").

          Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 26, 1997; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.   Method of Payment.
     -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each May 30 and November 30 (each, an "Interest Payment Date") to the persons who are Holders (as reflected in the Note Register at the close of business on the May 15 and November 15 immediately preceding the Interest Payment Date).

          The Company will pay principal, premium and Liquidated Damages, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of the principal of (and premium and Liquidated Damages, if any) and interest on the Notes will be made at the office or agency of the

                                     A1-4

Company maintained for that purpose in The City of New York (which shall be the Corporate Trust Office of the Trustee, unless the Company shall designate and maintain some other office or agency for such purpose), or at such other office or agency of the Company as may be maintained for such purpose, in lawful money of the United States of America, or payment of interest may be made at the option of the Company by wire transfer in immediately available funds or, in the case of Physical Notes only, by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Note Registrar.
     -------------------------------

          Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.   Indenture; Limitations.
     ----------------------

          The Company issued the Notes under an Indenture dated as of November 26, 1997 (the "Indenture"), among the Company, Scovill Holdings Inc. and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to $100,000,000.

5.   Redemption.
     ----------

                                     A1-5

              Optional Redemption.  The Notes may be redeemed at the option of
              -------------------
the Company, in whole or in part, at any time and from time to time on or after November 30, 2002 at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning November 30 of each of the years set forth below:

                                                   Redemption
          Year                                        Price
          ----                                    -------------

          2002.................................     105.625%
          2003.................................     103.750%
          2004.................................     101.875%
          2005 and thereafter..................     100.000%

          In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time or from time to time on or prior to November 30, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings, at 111.25% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; provided, however, that notice of such redemption is given to the Holders within 60 days after such Public Equity Offerings.

          Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6.   Repurchase upon a Change in Control and Asset Sales.
     ---------------------------------------------------

          (a) Upon the occurrence of a Change of Control, the Company is obligated to make an offer to purchase all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) upon Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the net available proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

                                     A1-6

7.   Denominations; Transfer; Exchange.
     ---------------------------------

          The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

8.   Persons Deemed Owners.
     ---------------------

          A Holder may be treated as the owner of a Note for all purposes.

9.   Unclaimed Money.
     ---------------

          If money for the payment of principal, premium and Liquidated Damages, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

                                     A1-7

12.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) sales of Capital Stock of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi), disposition of proceeds of Asset Sales; (vii), dividends and other payment restrictions affecting Restricted Subsidiaries; and (viii) merger and certain transfers of assets. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.  Successor Persons.
     -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.  Remedies for Events of Default.
     ------------------------------

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company, and its Affiliates as if it were not the Trustee.

16.  Authentication.
     --------------

          This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

17.  No Personal Liability of Directors, Officers, Employees, Stockholders or
     ------------------------------------------------------------------------
Incorporators.
-------------

                                     A1-8

          No director, officer, employee, incorporator or stockholder, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or such Guarantor under the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.


18.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Scovill Acquisition Inc., Attention: Chief Financial Officer.

                                     A1-9

                           [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

________________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)


________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________________________ attorney to transfer such Note on the books of the Company with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      PERMANENT OFFSHORE GLOBAL NOTES AND
                      PERMANENT OFFSHORE PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                   ---------

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or
                                      --

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.


Date: ____________________          _________________________

                                     A1-10

                                      NOTICE:  The signature to this
                         assignment must correspond with the name
                    as written upon the face of the within-
               mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee/1/  _______________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:________________________      ________________________________________
                                    NOTICE:  To be executed by an executive
                                             officer

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Company pursuant to
Section 1015 or Section 1019 of the Indenture, check the Box:  [_]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1019 of the Indenture, state the amount (in original principal amount) below:

                            $_____________________.

____________________
/1/ The Holder's signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     A1-11

Date:______________


Your Signature:__________________________________

(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee/2/  _______________________


_______________________
/1/ The Holder's signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                     Exhibit A-2
                                                                     -----------

                                   GUARANTEE

          _________________ (a "Guarantor," as defined in the Indenture referred to in the Note upon which this notation is endorsed, which term includes any successor Person under the Indenture) has unconditionally guaranteed on a senior basis (such guarantee by the Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal amount of, premium and Liquidated Damages, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal amount and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          No director, officer, employee, direct or indirect stockholder or incorporator, as such, of the Guarantor, including but not limited to stockholders of the Guarantor, shall have any liability for any obligations of the Guarantor under the Guarantee or for any claim based on, in respect of or by reason of such obligations or its creation.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                        [Guarantor]


                                        By:_______________________________
                                           Name:
                                           Title:

                                                                       Exhibit B
                                                                       ---------

                              Form of Certificate
                             to Be Delivered upon
                       Termination of Restricted Period
                       --------------------------------

                                                                __________, ____

United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003

Attention:  Corporate Trust Services

Re:  Scovill Acquisition Inc. (the "Company")
     11 1/4% Senior Notes due 2007 (the "Notes")
     -------------------------------------------

Ladies and Gentlemen:

          This letter relates to $__________ principal amount of Notes represented by the offshore global note certificate (the "Offshore Global Note"). Pursuant to Section 312 of the Indenture dated as of November 26, 1997 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue a Permanent Offshore Global Note representing the undersigned's interest in the principal amount of Notes represented by the Global Note, all in the manner provided by the Indenture.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]

                                                                           By:

                                             Authorized Signature

                                                                     Exhibit C-1
                                                                     -----------

                           Form of Certificate to be
                  Delivered by Transferor in Connection with
                Transfers to Institutional Accredited Investors
                -----------------------------------------------

                                                                     [Date]

United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003

Attention:  Corporate Trust Services

Re: Scovill Acquisition Inc. (the "Company")
    11 1/4% Senior Notes due 2007 (the "Notes")
    -------------------------------------------

Ladies and Gentlemen:

         We hereby certify that such transfer is being effected in compliance with the transfer restrictions applicable to the Notes or interests therein transferred pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and accordingly we hereby further certify that (check one):

    (a) [_] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or
                                       --

    (b) [_] such transfer is being effected to the Company or a subsidiary thereof;

                                       or
                                       --

    (c) [_] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or
                                       --

    (d) [_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and we hereby further certify that such transfer complies with the transfer restrictions applicable to the Notes or interests therein transferred to Institutional Accredited Investors and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by us or the transferee (a copy of which we have attached to this certification), to the effect that (a) such transfer is in compliance with the Securities Act

                                     C1-2

and (b) such transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Notes or interests therein will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the U.S. Physical Notes and in the Indenture and the Securities Act.

         Capitalized terms not defined herein have the meaning given to them in the Indenture dated as of November 26, 1997 ("Identure") among Scovill Acquisition Inc., Scovill Holdings Inc. and United States Trust Company of New York.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:___________________________________
                                                          Authorized Signatory

                                                                     Exhibit C-2
                                                                     -----------

                           Form of Certificate to be
                  Delivered By Transferees in Connection with
                Transfers to Institutional Accredited Investors
                -----------------------------------------------

                                                       [Date]

United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003

Attention:  Corporate Trust Services

Re: Scovill Acquisition Inc. (the "Company")
    11 1/4% Senior Notes due 2007 (the "Notes")
    -------------------------------------------

Ladies and Gentlemen:

         In connection with our proposed purchase of $___________ aggregate principal amount of Notes, we confirm that:

         (i) we understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture dated as of November 26, 1997 relating to the Notes (the "Indenture") and the Registration Rights Agreement dated November 26, 1997
     ---------
    relating to the Notes (the "Registration Rights Agreement") and the
                                -----------------------------
    undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the "Securities
                                                                     ----------
    Act").
    ---

         (ii) we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are institutional accredited investors within the meaning of Rule 501(a) under the Securities Act (an "Institutional Accredited Investor");

         (iii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

         (iv) in the event that we purchase any Notes, we will acquire Notes having a minimum principal amount of at least $100,000 for our own account and for each separate account for which we are acting;

         (v) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

         (vi) we are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code, as amended), except as permitted by the Indenture

                                     C2-2
     or the Notes.

         We understand that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that, within the time period referred to under Rule 144(k) under the Securities Act as in effect on the date of the transfer of such Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) (a) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of Notes having a principal amount at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (c) in a transaction meeting the requirements of Rule 144 under the Securities Act, (d) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), but only in the case of a transfer that is effected by the delivery to the transferee of definitive securities registered in its name (or its nominee's name) in the books maintained by the Note Registrar, and subject to the receipt by such Note Registrar of a certification of the transferor and an opinion of counsel to the effect that such transfer is in compliance with the Securities Act, (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We will notify any purchaser from us that the Notes are subject to the resale restrictions set forth in the above sentence. We understand that the Trustee will not be required to accept for registration or transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be initially issued in the form of one or more Global Notes deposited on the date of the closing with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository, and subsequently may be issued in the form of definitive physical Notes upon request and subject to the terms and conditions of the Indenture and that such certificates will bear a legend reflecting the substance of this paragraph.

         We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                                        Very truly yours,

                                        [Name of Transferee]

                                     C2-3

                                             By: ____________________
                                                 Authorized Signature

                                                                       Exhibit D
                                                                       ---------

                       Form of Regulation S Certificate
                       --------------------------------

                                                                  [DATE]

United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York  10003

Attention:  Corporate Trust Services


    Re:  Scovill Acquisition Inc. (the "Company")
         11 1/4% Senior Notes due 2007 (the "Notes")
         -------------------------------------------

Ladies and Gentlemen:

         This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture dated as of November 26, 1997 relating to the Notes. Terms are used in this Certificate as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). We hereby certify as follows:

         1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

         2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

         3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States.

         4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(c) of Regulation S.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [NAME OF SELLER]


                                        By:__________________________
                                           Authorized Signature